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                                                                       EXHIBIT 8




                                November 12, 2004


Re: Masco Corporation Form S-4 Registration Statement

Masco Corporation
21001 Van Born Road
Taylor, MI  48180

Ladies and Gentlemen:

         I have acted as tax counsel for Masco Corporation (the "COMPANY") in connection with the registration of $1,874,978,000 of the Company's Zero Coupon Convertible Senior Notes, Series B Due 2031 (the "NOTES") and an indeterminate number of shares of Company Common Stock, $1.00 par value, that may be issued upon conversion of the Notes. I hereby confirm the opinion set forth under the caption "Material United States Tax Consequences" in the preliminary prospectus that is part of the Registration Statement on Form S-4 (the "REGISTRATION STATEMENT"), in which this opinion is included as Exhibit 8, filed by the Company with the Securities and Exchange Commission.

         I hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement and to the use of my name therein. The issuance of such a consent does not concede that I am an "Expert" for the purposes of the Securities Act of 1933.


                                Very truly yours,




                                By: /s/ David A. Doran
                                    --------------------------------------------
                                    Name:    David A. Doran
                                    Title:   Vice President - Taxes